EXHIBIT 21.1

SUBSIDIARIES OF SYNOPSYS, INC.

Name	Jurisdiction of Incorporation
Abigail (UK) Ltd.	United Kingdom
Alarity Corporation	Delaware
ARC International (UK) Ltd.	United Kingdom
ARC International Cambridge Ltd.	United Kingdom
ARC International I.P., Inc	Delaware
ARC International Intellectual Property, Inc.	California
ARC International Limited	United Kingdom
ARC International Overseas Holdings Ltd.	United Kingdom
ARC International U.S. Holdings, Inc.	Delaware
Atlantic Acqco, LDA	Portugal
Beijing Magma Design Automation Co., Ltd.	China
Chipidea Microelectronics (Suzhou) Co. Ltd.	China
Chusik Hoesa Magma Design Automation Korea, Inc.	Korea
Ciranova, LLC.	California
CoWare LLC	Delaware
CoWare Strategic Corporation	Delaware
EVE Design Automation Pvt. Ltd	India
EVE Electronic Technology (Shanghai) Ltd. Co.	China
EVE-USA, Inc.	Delaware
Expert IO LLC	California
Knights Technology Incorporated (Inactive)	Oregon
Magma Design Automation B.V.	Netherlands
Magma Design Automation Cayman Ltd.	Cayman Islands
Magma Design Automation Corp. (Canada)	Canada
Magma Design Automation GmbH	Germany
Magma Design Automation LLC	Delaware
Magma Design Automation Ltd.	Israel
Magma Design Automation Ltd.	United Kingdom
Magma Design Automation Taiwan Ltd.	Taiwan
Magma Services LLC	Delaware
Maude Avenue Land Corporation	Delaware
MiniC, LLC	Delaware
Nihon EVE KK	Japan
Nihon Synopsys G.K.	Japan
Novas Software Inc.	British Virgin Islands
Optical Research Associates LLC	California
Pantere, LLC	Delaware
Rsoft Design Group KK	Japan
RSoft Design Group, Inc.	Delaware
RSoft Design UK Ltd.	United Kingdom
Rsoft, Inc.	New York
S.N.P.S. Israel Limited	Israel
SNPS Belgium NV	Belgium
SNPS Mauritius Limited	Mauritius
SNPS Netherlands Holding Cooperatief U.A.	Netherlands
SNPS Portugal Lda	Portugal
Sonic Focus Inc.	California
SpringSoft (S.W.) Ltd.	Israel
SpringSoft (Shanghai) Co., Ltd.	Shanghai
SpringSoft (Xiamen) Co., Ltd.	China

Name	Jurisdiction of Incorporation
SpringSoft Design Automation Ltd	United Kingdom
SpringSoft K.K.	Japan
SpringSoft USA, Inc.	California
SpringSoft, Inc.	British Virgin Islands
Synopsys (Beijing) Company Limited	China
Synopsys (India) EDA Software Private Limited	India
Synopsys (India) Private Limited	India
Synopsys (Northern Europe) Limited	United Kingdom
Synopsys (Shanghai) Co., Ltd.	China
Synopsys (Singapore) Pte. Limited	Singapore
Synopsys (Wuhan) Company Limited	China
Synopsys AGLS	Turkey
Synopsys Armenia CJSC	Armenia
Synopsys Australia Pty Limited	Australia
Synopsys Canada Holdings ULC	Canada
Synopsys Canada ULC	Canada
Synopsys Chile Limitada	Chile
Synopsys China Holdings, Ltd.	Bermuda
Synopsys Denmark ApS	Denmark
Synopsys Emulation and Verification Korea Ltd.	Korea
Synopsys Emulation and Verification S.A.	France
Synopsys Finland OY	Finland
Synopsys Global Kft.	Hungary
Synopsys GmbH	Germany
Synopsys Hardware Platforms Group AB	Sweden
Synopsys International Holdings Inc.	Delaware
Synopsys International Limited	Ireland
Synopsys International Old Limited	Ireland
Synopsys International Services, Inc.	Delaware
Synopsys Ireland Limited	Ireland
Synopsys Italia S.r.l.	Italy
Synopsys Korea, Inc.	Korea
Synopsys Ltd.	Russia
Synopsys Macau Sociedade Unipessoal	Macau
Synopsys Poland Sp.z.o.o.	Poland
Synopsys SARL	France
Synopsys Scandinavia AB	Sweden
Synopsys SPb LLC.	Russia
Synopsys Switzerland LLC	Switzerland
Synopsys Taiwan Co., Ltd	Taiwan
Synopsys Technologies Holding LLC	Delaware
Synplicity LLC	Delaware
VaST Systems Technology LLC	Delaware
VCEDA Partners	British Virgin Islands
VChina Partners	British Virgin Islands
Virage Logic International	California
Virage Logic LLC	Delaware
VL BV	Netherlands